Exhibits 10.9

ROUTE SECURITY AGREEMENT

between

NORTHWEST AIRLINES, INC.

and

THE CHASE MANHATTAN BANK,

as Collateral Agent

_________________________

Dated as of October 23, 2001

_________________________

ROUTE SECURITY AGREEMENT

ROUTE SECURITY AGREEMENT, dated as of October 23, 2001 (as amended, modified or supplemented from time to time, the “Agreement”), between NORTHWEST AIRLINES, INC., a Minnesota corporation (the “Pledgor”) and THE CHASE MANHATTAN BANK, as Collateral Agent (the “Collateral Agent”), for the benefit of the Lenders and the Agents under, and any other lender from time to time party to, the Credit Agreement herein referred to (such Lenders, Agents and the other lenders, if any, are hereinafter called the “Secured Creditors”). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth in the Credit Agreement, the Lenders have agreed to make available the Loans to the Pledgor provided for therein;

WHEREAS, the Pledgor has requested certain amendments to the terms and conditions set forth in the Credit Agreement;

WHEREAS, it is a condition precedent to the above-described amendments that the Pledgor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, the Pledgor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

Section 1.                                            Pledge.

The Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the following (the “Collateral”), to secure all of the Obligations:

(i)                                     all of the right, title and interest of the Pledgor in, to and under each and every Pledged Route, and all non-United States “slots” and take off and landing rights related thereto, now existing or hereafter arising from time to time; and

(ii)                                  all Proceeds of any and all of the foregoing.

Section 2.                                            Obligations.

This Agreement secures, and the Collateral is collateral security for, the Obligations.

Section 3.                                            No Release.

Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or impose any liability on the Collateral Agent or any Secured Creditor for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, or in respect of the Collateral or made in connection herewith or therewith. This Section shall survive the termination of this Agreement and the discharge of the Pledgor’s other obligations hereunder and under the Loan Documents.

Section 4.                                            Representations, Warranties and Covenants.  The Pledgor represents, warrants and covenants as follows:

(i)                                     All filings, registrations and recordings necessary or reasonably requested by the Collateral Agent to create, preserve, protect and perfect the security interests granted by the Pledgor to the Collateral Agent hereby in respect of the Collateral have been accomplished by the Pledgor. The security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to this instrument in and to the Collateral constitute and hereafter will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens, except for Permitted Liens and subject to the Federal Aviation Act and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

(ii)                                  The Pledgor is, and as to Collateral acquired by it from time to time after the date hereof the Pledgor will be, the owner of all Collateral free from any Lien except for the Lien and security interest created by this Agreement, Permitted Liens and subject to the Federal Aviation Act. The Pledgor will, at or before the time it subjects any property to the Lien of this Agreement, cause evidence of its title to be duly recorded, filed or filed for recording, to the extent permitted or required under any applicable law, by the Pledgor as owner. Pledgor shall defend the Collateral against any and all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any Secured Creditor.

(iii)                               There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on the date hereof, covering or purporting to cover any interest of any kind in the Collateral, and so long as the Credit Agreement has not been terminated or any of the Obligations remain, the Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction), or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Pledgor and except as may be otherwise permitted by the Credit Agreement.

(iv)                              The chief executive offices of the Pledgor as of the date of this Agreement are located at 2700 Lone Oak Parkway, Eagan, MN 55121. The Pledgor shall not, until it shall have given to the Collateral Agent not less than 45 days’ prior written notice of its intention to do so, (i) move its chief executive office from the location referred to in the previous sentence or (ii) change its name, identity or corporate or other organizational structure (including jurisdiction of incorporation) to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading; and the Pledgor shall, in each case, provide such other information in connection therewith as the Collateral Agent may reasonably request and shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent on behalf of the Secured Creditors in the Collateral intended to be granted hereby.

(v)                                 Set forth on Schedule I is a true, correct and complete list of the Pledged Routes, including a copy of each certificate or order issued by the DOT and the applicable Foreign Aviation Authority representing such Pledged Routes. The Pledgor represents and warrants that it holds the requisite authority to operate over each of the Pledged Routes pursuant to the Federal Aviation Act and all rules and regulations promulgated thereunder, subject only to the regulations of the DOT, the FAA and the applicable Foreign Aviation Authority, and that it has, at all times after obtaining each such Pledged Route, complied in all material respects with all of the terms, conditions and limitations of each such certificate or order issued by the DOT and the applicable Foreign Aviation Authority and with all applicable provisions of the Federal Aviation Act and applicable rules and regulations promulgated thereunder and that there exists no material violation of such terms, conditions or limitations that gives the FAA, DOT or the applicable Foreign Aviation Authority the right to terminate, cancel, withdraw or modify the rights of the Pledgor in any such Pledged Routes.

(vi)                              The Pledgor is a Citizen of the United States and a Certified Air Carrier. All material licenses, permits, authorizations, certificates of compliance, certificates of public convenience and necessity and other certificates (including, without limitation, air carrier operating certificates and operations specifications issued by the FAA pursuant to 14 C. F. R. Part 121) which are required by the DOT or the FAA and which are adequate for the conduct of the business of the Pledgor are in force and duly issued to the Pledgor. There are no license fees owed on the Pledgor’s DOT or FAA licenses, certificates or authorizations. The Pledgor is in compliance with all material requirements of the certificates and authorizations issued to it by the DOT or the FAA.

(vii)                           The Pledgor has full corporate power and authority and legal right to pledge all of the Collateral pursuant to this Agreement.

(viii)                        No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor), and no consent, authorization, approval, or other action by, and (except in connection with the perfection of the Lien created hereby) no notice to or filing with, any Governmental Authority or other Person is required either (x) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (y) for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; provided, however, that the transfer of Pledged Routes is subject to the consent of the DOT and may be subject to the consent of the applicable Foreign Aviation Authority as set forth in Section 10B below.

(ix)                                All information set forth herein relating to the Collateral is accurate in all material respects as of the date hereof.

(x)                                   This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Pledgor contained herein, in the other Loan Documents, and otherwise in writing in connection herewith or therewith.

Section 5.                                            Supplements, Further Assurances.  The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be required or that the Collateral Agent reasonably deems necessary, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 6.                                            Provisions Concerning Pledged Collateral.

(i)                                     Maintenance.  Except as otherwise provided in this Section 6(i), Pledgor will do or cause to be done all things necessary to preserve and keep in full force and effect its material rights in and to use its Pledged Routes. Without in any way limiting the foregoing, the Pledgor shall promptly take all such steps as may be necessary to obtain renewal of each such Pledged Route authority from the DOT and the applicable Foreign Aviation Authority, within a commercially reasonable time prior to the expiration of such authority, and shall take all such other steps as may be necessary to maintain, renew and obtain any and all takeoff and landing rights and schedules (collectively “Slots”) as are necessary to the continued and future operation of the Pledgor over the Pledged Routes, which are now allocated or as may hereafter be allocated by the governmental agency or authority charged with such allocation at each airport which serves as a point of origin or destination for each Pledged Route. The Pledgor shall further take all actions necessary or, in the reasonable judgment of Collateral Agent, advisable in order to maintain the Pledgor’s material rights in and the Pledgor’s right to use the Pledged Routes. Nothing in this provision shall be interpreted to prevent the Pledgor from modifying or discontinuing service on any of the Pledged Routes due to a determination made by the Pledgor that it is commercially reasonable not to maintain or otherwise perform such service on any of the Pledged Routes as specified above; provided, however, the Pledgor shall give the Collateral Agent thirty days’ prior notice of any discontinuation or material modification of service on any Pledged Routes.

(ii)                                  Financing Statements.  The Pledgor shall sign and deliver to the Collateral Agent such financing and continuation statements, in form and substance acceptable to the Collateral Agent, as may from time to time be required or necessary to grant, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein, and the other rights, as against third parties, provided hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing and continuation statements. The Pledgor authorizes the Collateral Agent to file any such financing or continuation statements without the signature of the Pledgor where permitted by law.

(iii)                               Compliance with Laws and Regulations.  The Pledgor shall promptly comply in all material respects with all laws, ordinances, orders, rules, regulations, and requirements of all Federal, state, municipal or other governmental or quasi-governmental authorities or bodies including, without limitation, Foreign Aviation Authorities, then having jurisdiction over the Collateral (or any part thereof) and/or the use thereof by the Pledgor, of every nature and kind (the “Requirements”) including any of the same which relate to or require changes or requirements incident to or as the result of any use thereof or otherwise, and the Pledgor shall so comply, whether or not such Requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto. Notwithstanding the foregoing, if the Pledgor contests a Requirement, it shall not be obligated to comply with such Requirement to the extent such non-compliance or deferral is consistent with law and does not have a materially adverse effect on the Collateral or the security interest therein.

(iv)                              Notice of Laws.  The Pledgor agrees to give the Collateral Agent notice of any violations of any Requirement enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting the Collateral or the Pledgor’s use thereof, a copy of which is served upon or received by the Pledgor, or otherwise brought to the attention of the Pledgor, by mailing within thirty (30) business days after such service, receipt, or after the same otherwise comes to the attention of the Pledgor, a copy of each and every one thereof to the Collateral Agent. At the same time, the Pledgor will inform the Collateral Agent as to the work or steps which the Pledgor proposes to do or take in order to correct the violation. Notwithstanding the foregoing, however, if such work or step would require any alterations which would, in the Collateral Agent’s reasonable opinion, reduce the value of the Collateral or change the general character or use of the Collateral, the Pledgor may, with the consent of the Collateral Agent, defer compliance therewith, as long as such deferral is consistent with applicable law in order that the Pledgor may, with the consent of the Collateral Agent, at the Pledgor’s expense, contest or seek modification of or other relief with respect to such Requirements, but nothing herein shall relieve the Pledgor of the duty and obligation, at the Pledgor’s expense, to comply with such Requirements, or such Requirements as modified, whenever the Collateral Agent shall so direct.

Section 7.                                            Collateral Agent Appointed Attorney-in-Fact.  The Pledgor hereby appoints the Collateral Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is coupled with an interest.

Section 8.                                            Collateral Agent May Perform.  If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including, without limitation, the fees and expenses of its counsel, incurred in connection therewith, shall be payable by the Pledgor and shall be considered Obligations.

Section 9.                                            The Collateral Agent.  It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 10 of the Credit Agreement.

Section 10.                                      Events of Default, Remedies.

A.                                   Events of Default.  It shall be an Event of Default hereunder if under the Credit Agreement an “Event of Default” (as such term is defined in such Agreement) shall occur.

B.                                     Remedies; Obtaining the Collateral Upon Event of Default.  If any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent (acting at the direction and with the consent of the Required Lenders) may, at any time or from time to time during such Event of Default:

(i)                                     Declare the entire right, title and interest of the Pledgor in and to each Pledged Route vested, subject to the requirements imposed by the Federal Aviation Act and the DOT, in which event such rights, title and interest shall immediately vest in the Collateral Agent, in which case the Pledgor agrees to execute and deliver such deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the DOT, FAA, applicable Foreign Aviation Authorities or any other governmental or regulatory authority having jurisdiction over any such Pledged Route or the use thereof) as shall be requested by the Collateral Agent in order to effectuate the transfer of such Pledged Routes, together with copies of the certificates or orders issued by the DOT and the Foreign Aviation Authorities representing same and any other rights of the Pledgor with respect thereto, to any designee or designees selected by the Collateral Agent and approved by the DOT, it being understood that, as of the date hereof, the DOT may approve transfers only to duly certificated U.S. citizen “air carriers”; it being further understood that the Pledgor’s obligation to deliver such Collateral and such documents and instruments with respect thereto is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Pledgor of said obligations; and

(ii)                                  Sell or otherwise liquidate, or direct the Pledgor to sell or otherwise liquidate, any or all of the Collateral or any part thereof, subject to the requirements imposed by the Federal Aviation Act and the DOT and take possession of the proceeds of any such sale or liquidation.

C.                                     Remedies; Disposition of the Collateral.  (i)  The Collateral Agent may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and to the extent not in violation of applicable law, including the Federal Aviation Act, and subject to the approval of the DOT or its successor or nominee, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in all relevant jurisdictions at the time of an Event of Default, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. To the extent not inconsistent with the Federal Aviation Act and the DOT requirements, the Collateral Agent or any other Secured Creditor may be the purchasers of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives, to the full extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(ii)  Except as otherwise provided herein, the Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder;

and (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Pledgor.

Section 11.                                      Application of Proceeds.  (a)  Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 10 of this Agreement shall be applied from time to time by the Collateral Agent:

(i)                                     first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (ii) and (iii) of the definition of Obligations;

(ii)                                  second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

(iii)                               third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 15 hereof, to the Pledgor or as required by applicable law.

(b)                                 For purposes of this Agreement “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Obligations and the denominator of which is the then outstanding amount of all Obligations.

(c)                                  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Creditors, with each Secured Creditor whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Creditor and the denominator of which is the unpaid Obligations of all Secured Creditors entitled to such distribution.

(d)                                 It is understood that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of Section 11(a).

Section 12.                                      No Waiver; Discontinuance of Proceeding.  (a)  Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this

Agreement shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Loan Documents now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

(b)                                 In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Pledgor, the Collateral Agent and each holder of any of the Obligations shall to the extent permitted by applicable law be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

Section 13.                                      Indemnification.  (a)  The Pledgor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 13 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 13 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnittee shall be indemnified pursuant to this Section 13(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Pledgor of any such assertion of which such Indemnitee has knowledge.

(b)                                 Without limiting the application of Section 13(a), the Pledgor agrees to pay, or reimburse the Collateral Agent for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)                                  If and to the extent that the obligations of the Pledgor under this Section 13 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)                                 Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.  The indemnity obligations of the Pledgor contained in this Section 13 shall continue in full force and effect notwithstanding the payment of all of the Loans issued under the Credit Agreement and the payment of all other Obligations thereunder and notwithstanding the discharge thereof.

Section 14.                                      Amendments, etc.  This Agreement may not be amended, modified or waived except with the written consent of the Pledgor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 11.1 of the Credit Agreement, all of the Lenders). Any amendment, modification or supplement of or to any provision of this Agreement, any termination or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Pledgor in any instance hereunder shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

Section 15.                                      Termination; Release.  (a)  After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein shall survive) and the Collateral Agent, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents shall have been indefeasibly paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding.

(b)                                 In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement or this Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.1 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral of the Pledgor as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 15(a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer or another authorized senior officer stating that the release of the respective Collateral is permitted pursuant to Section 15(a) or (b). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Pledgor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 15.

Section 16.                                      Definitions.  The following terms shall have the following meanings. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Agreement” has the meaning provided in the preamble hereto.

“Certificated Air Carrier” shall mean a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

“Citizen of the United States” shall have the meaning provided in Section 40102(a)(15) of Title 49 of the United States Code.

“Collateral” has the meaning provided in Section 1 hereof.

“Credit Agreement” shall mean the Credit and Guarantee Agreement, dated as of October 24, 2000, among Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc., the Pledgor, the lenders and agents from time to time party thereto and The Chase Manhattan Bank, as administrative agent, as amended, modified and/or supplemented from time to time.

 “DOT” shall mean the United States Department of Transportation.

“Event of Default” has the meaning provided in Section 10.A hereof.

“FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

“Federal Aviation Act” shall mean the Federal Aviation Act of 1958, as amended and recodified in Title 49, United States Code, or any similar legislation of the United States to supersede, amend or supplement such Act and the rules and regulations promulgated thereunder.

“Foreign Aviation Authority” shall mean the foreign governmental agency which exercises jurisdiction over the issuance or authorization of the foreign terminus of each of the Pledged Routes.

“Governmental Authority” shall mean any federal, state, local or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body located in the United States.

“Indemnitee” shall have the meaning provided in Section 13 hereof.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Pledgor to any Agent or Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, the Credit Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or Lender that are required to be paid by the Pledgor pursuant hereto) or otherwise; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs..

“Pledged Routes” shall mean the route authorities identified as such on Schedule I.

“Pledgor” has the meaning provided in the preamble hereto.

“Proceeds” shall have the meaning assigned that term under the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to the Pledgor or any Affiliate of the Pledgor from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever), made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Collateral, (iv) products of the Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Pro Rata Share” has the meaning provided in Section 11(b) hereof.

“Requirements” has the meaning provided in Section 6(iii) hereof.

“Secured Creditors” has the meaning provided in the preamble hereto.

“Slots” has the meaning provided in Section 6(i) hereof.

“Termination Date” has the meaning provided in Section 15 hereof.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

Section 17.                                      Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and shall be delivered, mailed, telegraphed, telexed, facsimile transmitted or cabled, addressed:

(a)                                  if to the Pledgor, at its address set forth opposite its signature below; and

(b)                                 if to the Collateral Agent, to its office at:

One Chase Manhattan Plaza
Loan and Agency Services Group
8th Floor
New York, New York 10081
Telecopy: (212) 552-5650
Attention: Jesus Sang

with a copy to:

Matthew Massie
Aerospace Group
270 Park Avenue
38th Floor
New York, New York 10017
Telecopy (212) 270-5100

(c)                                  if to any Lender, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Lender shall have specified in the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile transmitted or cabled or sent by overnight courier, be effective on the third Business Day following deposit in the U.S. mails, certified, return receipt requested, when delivered to the telegraph company, cable company or on the day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent.

Section 18.                                      Continuing Security Interest; Transfer of Notes.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full in cash of all Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Creditor and each of their respective successors, transferees and assigns; no other persons (including, without limitation, any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of the Credit Agreement, any Secured Creditor may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Creditor herein or otherwise, subject, however, to the provisions of the Credit Agreement.

Section 19.                                      Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 20.                                      Consent to Jurisdiction and Service of Process.  All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Pledgor designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Pledgor at the address set forth on the signature page of this Agreement, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Pledgor refuses to accept service, the Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against the Pledgor in the courts of any other jurisdiction.

Section 21.                                      Security Interest Absolute.  The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor, except to the extent that the enforceability thereof may be limited by any such event; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document, except as specifically set forth in a waiver granted pursuant to Section 14; (c) any amendment to or modification of any Loan Document or any security for any of the Obligations, whether or not the Pledgor shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to Section 14; (d) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto; or (e) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

Section 22.                                Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 23.                                Headings.  Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 24.                                Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same Agreement. A set of the counterparts executed by all the parties hereto shall be lodged with the Pledgor and the Collateral Agent.

Section 25.                                Successors and Assigns.  This Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns; provided that the Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Secured Creditors or on their behalf.

Section 26.                                The Pledgor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or with respect to any Collateral.

Section 27.                                Limited Obligations.  It is the desire and intent of the Pledgor, the Collateral Agent and the Secured Creditors that this Agreement shall be enforced against the Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of the Pledgor under this Agreement shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers, which laws would determine the solvency of the Pledgor by reference to the full amount of the Obligations at the time of the execution and delivery of this Agreement), then the amount of the Obligations of the Pledgor shall be deemed to be reduced and the Pledgor shall pay the maximum amount of the Obligations which would be permissible under the applicable law.

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NORTHWEST AIRLINES, INC.

By:	/s/ Rolf S. Andresen
Name: Rolf S. Andresen
Title: Vice President - Finance and Chief Accounting Officer

Notice Address:

Northwest Airlines, Inc.
2700 Lone Oak Parkway
Eagan, Minnesota 55121

Attention: General Counsel

THE CHASE MANHATTAN BANK, as Collateral Agent

By:	/s/ Matthew Massie
Name: Matthew Massie
Title: Vice President

SCHEDULE I

Schedule of Pledged Routes

Route to be Pledged	Certificate or Exemption Authority	Route Number of Certificate Containing Authority	Issued by DOT/CAB Order	Current Expiration Date

U.S. – Japan and beyond with open intermediates	Certificate	Route 129	Order 98-6-22	6/19/2003

U.S.-China (any U.S. gateways to named points in China, via Japan)	Certificate	Route 378	Order 99-2-8	2/11/2004

*Pursuant to NOAT dated 6/30/99 (expiring 6/30/01), Routes 129 and 378 have been integrated.

Detroit-Beijing added as Segment 2		Order 96-10-44	12/5/2001

U.S.-China 9 weekly roundtrip frequencies	Frequency Allocation	Order 97-1-13	Renewed indefinitely by Notice of Action Taken (“NOAT”) 11/13/98

U.S.-China 6 weekly roundtrip frequencies (4 effective 8/9/99; 2 effective 4/1/00)	Frequency Allocation	Order 99-8-9	None

U.S. – Thailand 4 weekly roundtrip all-cargo frequencies	Frequency Allocation	NOAT 9/4/98 Docket OST-97-2755	9/4/00 (subject to automatic renewal)

U.S. – Philippines 14 weekly roundtrip combination frequencies	Frequency Allocation	NOAT 9/21/98 Docket OST-96-1615	9/21/00 (subject to automatic renewal)

U.S. – Philippines 3 weekly roundtrip all-cargo frequencies	Frequency Allocation	NOAT 9/21/98 Docket OST-98-4267	9/21/00 (subject to automatic renewal)

U.S. Philippines 3 weekly roundtrip combination frequencies	Frequency Allocation	NOAT 9/30/99 Docket OST-98-4557	9/30/00 (subject to automatic renewal)

U.S. – Philippines 1 weekly roundtrip combination frequency	Frequency Allocation	NOAT 9/30/99 Docket OST-99-6228	9/30/00 (subject to automatic renewal)

U.S. Philippines 3 weekly roundtrip combination frequencies	Frequency Allocation	NOAT 9/9/00 Docket OST-2000-7892	9/30/00 (subject to automatic renewal)

U.S. – Hong Kong Gateway	Designation	Order 97-7-25	None

All airport slots necessary to operate service on the foregoing routes in essentially the same manner which applies to the Borrower’s operation as of the closing date.